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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 7, 2014
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Realogy Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
_______________________________
Realogy Group LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-179896	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
_______________________________
175 Park Avenue
Madison, NJ 07940
(Address of Principal Executive Offices) (Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.
Indenture and Senior Notes due 2019
On April 7, 2014, Realogy Group LLC, a Delaware limited liability company (the "Company"), together with Realogy Co-Issuer Corp., a Florida corporation and the Company’s wholly-owned subsidiary (the “Co-Issuer” and, together with the Company, the “Issuers”), issued $450 million aggregate principal amount of 4.500% senior notes due 2019 (the “Notes"), under an indenture, dated as of April 7, 2014 (the "Indenture"), among the Company, Realogy Holdings Corp., a Delaware corporation and indirect parent of the Company ("Holdings"), the Co-Issuer, the Note Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee for the Notes (the " Trustee"). The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.
The Company used the net proceeds from the offering of the Notes of approximately $444 million to repurchase approximately $354 million of the Issuers’ 7.875% Senior Secured Notes due 2019, and to pay related premiums of $33 million as well as related fees and expenses. The Company intends to use the remaining net proceeds from the offering of the Notes for working capital and general corporate purposes. The Company may also use such proceeds to repay Existing Secured Notes (as defined below) from time to time, through either tender offers, redemptions, purchases in privately negotiated transactions, open market purchases, or a combination thereof, and to pay the fees and expenses related thereto.
The Notes are unsecured senior obligations of the Company and will mature on April 15, 2019. The Notes bear interest at a rate of 4.500% per annum. Interest on the Notes will be payable semiannually to holders of record at the close of business on April 1 or October 1 immediately preceding the interest payment date on April 15 and October 15 of each year, commencing October 15, 2014.
At any time prior to maturity, the Company may redeem all or a portion of the Notes at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, plus a "make-whole" premium. If the Company experiences certain kinds of changes in control, it must offer to purchase the Notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest. If the Company sells certain assets, it must offer to repurchase the Notes at 100% of the principal amount, plus accrued and unpaid interest.
The following is a brief description of the terms of the Notes and the Indenture. As used herein, the term "Existing Secured Notes" refers to the Company's 7.875% Senior Secured Notes due 2019, 7.625% Senior Secured First Lien Notes due 2020 and 9.000% Senior Secured Notes due 2020.
Ranking
The Notes and the guarantees are the Company's, the Co-Issuer’s and the Note Guarantors' senior unsecured obligations and:

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rank senior in right of payment to the Company's, the Co-Issuer’s and the Note Guarantors' existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes;

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rank equally in right of payment with all of the Company's, the Co-Issuer’s and the Note Guarantors' existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes, including the Company's 3.375% Senior Notes due 2016; and

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are effectively subordinated to all of the Company's, the Co-Issuer’s and the Note Guarantors' existing and future secured debt, including the Company’s obligations under its senior secured credit facility and the Existing Secured Notes, to the extent of the value of the assets securing such debt.

The guarantees by Holdings are Holdings' unsecured senior subordinated obligations, are equal in right of payment to all existing and future subordinated indebtedness of Holdings and are junior in right of payment to all existing and future senior indebtedness of Holdings. In addition, the Notes are structurally subordinated to all of the existing and future liabilities and obligations (including trade payables, but excluding intercompany liabilities) of each of the Company's non-guarantor subsidiaries.
Guarantees
The Notes are jointly and severally guaranteed by each of the Company's existing and future U.S. subsidiaries that is a guarantor under its senior secured credit facility or that guarantees certain other indebtedness in the future (other than the Co-Issuer), subject to certain exceptions (the "Note Guarantors"), and by Holdings on an unsecured senior subordinated basis.

Optional Redemption
Prior to maturity, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of such Notes redeemed plus a “make-whole” premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
Change of Control
Upon the occurrence of a change of control, as defined in the Indenture, the Company must offer to repurchase the Notes at 101% of the applicable principal amount, plus accrued and unpaid interest and additional interest, if any, to the repurchase date.
Covenants
The Indenture contains various covenants that limit the Company and its restricted subsidiaries’ ability to take certain actions, which covenants are subject to a number of important exceptions and qualification. In addition, for so long as either the Notes have an investment grade rating from both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. and no default has occurred and is continuing under the Indenture, the Company will not be subject to certain of such covenants. These covenants include limitations on the Company’s and its restricted subsidiaries’ ability to (a) incur or guarantee additional indebtedness, or issue disqualified stock or preferred stock, (b) pay dividends or make distributions to its stockholders, (c) repurchase or redeem capital stock, (d) make investments or acquisitions, (e) incur restrictions on the ability of certain of its subsidiaries to pay dividends or to make other payments to the Company, (f) enter into transactions with affiliates, (g) create liens, (h) merge or consolidate with other companies or transfer all or substantially all of its assets, (i) transfer or sell assets, including capital stock of subsidiaries and (j) prepay, redeem or repurchase debt that is subordinated in right of payment to the Notes.
Events of Default
The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY HOLDINGS CORP.

By:	/s/ Anthony E. Hull
Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer
Date: April 7, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY GROUP LLC

By:	/s/ Anthony E. Hull
Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer
Date: April 7, 2014